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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 21, 2011

INTERNATIONAL BARRIER TECHNOLOGY INC.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	000-20412	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 West Pender Street, #604 Vancouver, British Columbia, Canada	V6C 2T7
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  604-689-0188

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (02-08)  Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 7.01  FD Disclosure.

International Barrier Technology Inc. (“Barrier”) (IBTGF: OTCBB; IBH: TSXV), a manufacturer of proprietary fire-resistant building materials is pleased to release revenue and sales volumes results for Fiscal 2011 (July 10 – Mar 11) and quarter ended March 31, 2011.  Overall revenue generated for the fiscal period was $2,491,030 and $734,523 for the quarter.  The results represent a 17% increase fiscal year-to-date revenues, while quarterly revenues remained static ($2,121,953 and $749,609, respectively).  Fiscal YTD revenue into the Residential Roof Deck/Wall Assembly/Structural Insulated Panel Market, sold as LP® FlameBlock® Fire-Rated OSB Sheathing, increased 149% and revenue into the Commercial Modular Market, sold as Mule-Hide FR Deck Panel, increased 3%.

Sales volume of shipments of Barrier products for the year-to-date fiscal period ending March 31, 2011 was 5,100,600 sq. ft.  This is an increase of 45% over the 3,506,800 sq. ft. that was shipped during the previous fiscal year-to-date period (Jul-Mar 10).  Sales into the Residential Roof Deck/Wall Assembly/Structural Insulated Panel Market increased by 205% during the period, while shipments into the Commercial Modular Market grew by 8%.  Shipment volumes for the quarter ending March 31, 2011 were 1,572,400 sq. ft. vs. the 1,261,100 sq. ft. shipped Q3 2010 (25% increase).

Refer to Exhibit #99.1 for additional information.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1  April 21, 2011 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2011

International Barrier Technologies Inc.

(Registrant)

/s/ Michael Huddy

(Signature)

(Michael Huddy, President/CEO/Director)

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